As filed with the Securities and Exchange Commission on January 28, 2019

Registration No. 333-227266

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rhinebeck Bancorp, Inc.
Rhinebeck Bank 401(k) Plan
(Exact Name of Registrant as Specified in Its Charter)

Maryland           6036      83-2117268
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization) Classification Code Number) Identification Number)
2 Jefferson Plaza
Poughkeepsie, NY 12601
 (845) 454-8555
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael J. Quinn
Rhinebeck Bancorp, Inc.
Chairman, President and Chief Executive Officer
2 Jefferson Plaza
Poughkeepsie, NY 12601
 (845) 454-8555
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Eric Luse, Esq. Scott A. Brown, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000
Approximate date of commencement of proposed sale to the public:  Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer, "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Sale to the Public Concluded January 16, 2019

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed to deregister 222,665 shares of the $0.01 par value common stock of Rhinebeck Bancorp, Inc. (the "Registrant"), previously registered pursuant to a Registration Statement on Form S-1, as amended (the "Form S-1"), as declared effective on November 9, 2018, and offered pursuant to the terms of the Prospectus dated November 9, 2018 (the "Prospectus"), as filed pursuant to Securities Act Rule 424(b) on November 21, 2018.  The remaining 4,787,315 shares of such common stock were offered, sold and/or issued in the Registrant's Subscription Offering in accordance with and as described in the Prospectus.

The Registrant has determined that no further shares of such common stock will be offered, sold and/or issued by the Registrant pursuant to the Prospectus.  The Registrant, therefore, requests deregistration of the 222,665 unissued and unsold shares of such common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Poughkeepsie, State of New York on January 28, 2019.

RHINEBECK BANCORP, INC.

By:          /s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Michael J. Quinn Michael J. Quinn	President and Chief Executive Officer (Principal Executive Officer)	January 28, 2019

/s/ Michael J. McDermott Michael J. McDermott	Chief Financial Officer (Principal Financial and Accounting Officer)	January 28, 2019

* Frederick L. Battenfeld	Director	January 28, 2019

* Christopher W. Chestney	Director	January 28, 2019

* Freddimir Garcia	Director	January 28, 2019

* William C. Irwin	Director	January 28, 2019

* Shannon Martin LaFrance	Director	January 28, 2019

* Suzanne Rhulen Loughlin	Director	January 28, 2019
* Louis Tumolo, Jr.	Director	January 28, 2019

* Pursuant to the Power of Attorney contained in the signature page to the Registration Statement, as initially filed in the Form S-1 on September 10, 2018.